Fiscal 2011 First Quarter Update February 4, 2011 Exhibit 99

Safe Harbor For Forward Looking Statements This presentation may contain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding future prospects, plans, performance and capital structure, anticipated capital expenditures and completion of construction projects, as well as statements that are identified by the use of the words "anticipates," "estimates," "expects," "forecasts," "intends," "plans," "predicts," "projects," "believes," "seeks," "will," "may," and similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from results referred to in the forward-looking statements: financial and economic conditions, including the availability of credit, and occurrences affecting the Company's ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company's credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers' ability to pay for, the Company's products and services; the creditworthiness or performance of the Company's key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, hurricanes, other severe weather, pest infestation or other natural disasters; factors affecting the Company's ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws and regulations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, and exploration and production activities such as hydraulic fracturing; uncertainty of oil and gas reserve estimates; significant differences between the Company's projected and actual production levels for natural gas or oil; significant changes in market dynamics or competitive factors affecting the Company's ability to retain existing customers or obtain new customers; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments; impairments under the SEC's full cost ceiling test for natural gas and oil reserves; changes in the availability and/or cost of derivative financial instruments; changes in the price differential between similar quantities of natural gas at different geographic locations, and the effect of such changes on the demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of oil or natural gas having different quality, heating value or geographic location; changes in the projected profitability of pending or potential projects, investments or transactions; significant differences between the Company's projected and actual capital expenditures and operating expenses; delays or changes in costs or plans with respect to the Company's projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving derivatives, acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company's pension and other post- retirement benefits, which can affect future funding obligations and costs and plan liabilities; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company's relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. Forward-looking statements include estimates of oil and gas quantities. Proved oil and gas reserves are those quantities of oil and gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible under existing economic conditions, operating methods and government regulations. Other estimates of oil and gas quantities, including estimates of probable reserves, possible reserves, and resource potential, are by their nature more speculative than estimates of proved reserves. Accordingly, estimates other than proved reserves are subject to substantially greater risk of being actually realized. Investors are urged to consider closely the disclosure in our Form 10-K available at www.nationalfuelgas.com. You can also obtain this form on the SEC's website at www.sec.gov. For a discussion of the risks set forth above and other factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors" in the Company's Form 10-K for the fiscal year ended September 30, 2010 and the Company's Form 10-Q for the period ended December 31, 2010. The Company disclaims any obligation to update any forward- looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

National Fuel Gas Company Business Segment Reporting Publicly Traded Holding Company NYSE symbol - NFG Reporting Segments Operating Subsidiaries

Corporate & Financial Highlights National Fuel Gas Company

Net Income from Continuing Operations Excluding Items Impacting Comparability (1) National Fuel Gas Company A reconciliation to GAAP Net Income is included at the end of this presentation. $213.5 Million Twelve Months Ended December 31, 2010 E&P $110.1 MM 51.6%

National Fuel Gas Company Capital Expenditures(1) from Continuing Operations A reconciliation to Capital Expenditures as presented on the Consolidated Statement of Cash Flows is included at the end of this presentation.

National Fuel Gas Company Capital Structure $2.824 Billion(1) at December 31, 2010 Forecasted Capital Structure(2) at September 30, 2011 At December 31, 2010, Comprehensive Shareholders' Equity, Long-Term Debt and the Current Portion of Long-Term Debt totaled $2.824 Billion as presented on the Company's Balance Sheet, of which $0.899 Billion was Long-Term Debt, $0.150 Billion was the Current Portion of Long-Term Debt, $0.021 Billion is Short-Term Debt and $1.755 Billion was Comprehensive Shareholders' Equity At September 30, 2011, forecasted Total Capitalization is $3.002 Billion, of which $0.899 Billion is Long-Term Debt, $0.150 Billion is the Current Portion of Long-Term Debt, $0.058 Billion is Short-Term Debt and $1.896 Billion is Comprehensive Shareholders' Equity

National Fuel Gas Company Dividend Growth $1.38 $0.19 Compound Annual Growth Rate 5.1% National Fuel has had 108 uninterrupted years of dividend payments and has increased its dividend for 40 consecutive years

9 Fiscal 2011 First Quarter Update - February 4, 2011

10 Fiscal 2011 First Quarter Update - February 4, 2011

11 Fiscal 2011 First Quarter Update - February 4, 2011

Exploration & Production Seneca Resources Corporation

Exploration & Production Fiscal Year End Proved Reserves(1) West - California Reserves: 333 Bcfe (47%) (55.5 MMBoe) Gulf of Mexico Reserves: 34 Bcfe (5%) East - Appalachia Reserves: 333 Bcfe (48%) At September 30, 2010 Total Proved Reserves: 700 Bcfe

Exploration & Production Fiscal 2010 Annual Production West - California Production: 19.8 Bcfe (40%) (3.3 MMBoe) Gulf of Mexico Production: 13.4 Bcfe (27%) East - Appalachia Production: 16.5 Bcfe (33%) Total Production: 49.7 Bcfe

Exploration & Production Fiscal 2010 Oil/Gas Mix 700 Bcfe(1) At September 30, 2010 49.7 Bcfe $425.6 Million

Exploration & Production Marcellus Shale Accelerate development; Convert resource potential to reserves Appalachian Region - Upper Devonian Drill 25-50 wells per year Proved Reserves at 9/30/10 California Continue to operate as a low-cost producer Gulf of Mexico No exploration; Develop and produce existing reserves 700 Bcfe 8 - 15 Tcfe 34 Bcfe 333 Bcfe Probable and Possible Reserves, plus Resource Potential 131 Bcfe 202 Bcfe 280 Bcfe 15 Bcfe

Exploration & Production Seneca Fiscal 2010 Highlights

Exploration & Production Finding & Development Cost (1) 2006 - 2009 Finding and Development cost information was obtained from IHS Herold, Inc. National Fuel's 2007 finding and development cost is adjusted for revisions due to a change in reserve auditors. National Fuel's 2010 finding and development cost was calculated internally. (2) (3)

Exploration & Production Capital Expenditures by Region Does not include the $34.9MM acquisition of Ivanhoe's US-based assets in California, as this was accounted for as an investment in subsidiaries on the Statement of Cash Flows, and was not included in Capital Expenditures.

Exploration & Production Annual Production by Region 40% 17%

Exploration & Production California

Seneca's California Properties South Lost Hills 1,900 BOEPD Monterey Shale Primary 216 Active Wells Sespe 1,000 BOEPD Sespe Formation Primary 182 Active Wells North Lost Hills 1,200 BOEPD Tulare & Etchegoin Formation Primary & Steamflood 221 Active Wells North Midway Sunset 4,100 BOEPD Potter & Tulare Formation Steamflood 709 Active Wells South Midway Sunset 650 BOEPD Antelope Formation Steamflood 74 Active Wells

California Average Daily Production Modest capital spending to maintain production Pursue additional bolt-on acquisitions 2011 Plans: CapEx - $40 MM 50 Development wells Two 5-acre in-fill wells at Sespe Participate in first well in Aera exploration agreement Production for the months of October 2010, November 2010 and December 2010 are estimates

California Fiscal Year 2011 Sespe Field Development Plans First drilling for Seneca at Sespe since 1991 Will drill six wells during this fiscal year Wells to be drilled at 10-acre spacing: 4 wells Test wells to be drilled at 5-acre spacing: 2 wells If successful, 5-acre down-spacing could add substantial new reserves and resource potential

Gulf of Mexico Exploration & Production

Gulf of Mexico Average Daily Production Minimal capital spending Expect production decline in 2011 Production for the months of October 2010, November 2010 and December 2010 are estimates

East Division Exploration & Production

East Division Average Daily Production Rapid growth in the East Division as Marcellus is ramping up Production for the months of October 2010, November 2010 and December 2010 are estimates

Marcellus Shale Seneca's Pennsylvania Acreage Seneca Resource Acreage Position 745,000 Net Acres in the heart of the PA Marcellus fairway Risked Resource Potential: 8-15 TCFE 80% Fee - Seneca owns the minerals No lease expiration 94% Average NRI SRC Fee Acreage

Marcellus Shale Seneca's Development Areas SRC Fee Acreage Eastern Development Area (Mostly Leased) Western Development Area (Mostly Fee and HBP)

Marcellus Shale Eastern Development Area Covington Area - Full Development 31 Wells Drilled; 18 Producing Production (As of 1/1/11): 65 MMcf/d 2011: 16 Wells Planned DCNR Block 100 1st Well IP: 15.8 MMCFD 2011: 6 Wells Planned First Production: Fall 2011 Initial Test Wells Drilling / Fracing SRC Fee Acreage DCNR Block 595 - Full Development 4 Wells Drilled; 4 Producing Production (As of 1/1/11): 22 MMcf/d 2011: 10-15 Wells Planned Tioga/Lycoming/Potter 55,000 Acres Potential: 2 Tcf

Exploration & Production Acquisition of EOG's Tioga County Interests Seneca has acquired EOG's interest in Tioga County, Pa. Seneca has always been the operator on all joint-interest wells in Tioga County, Pa. Acquisition Price: $24.1 million Proved Reserves at 10/1/10: 42 Bcfe PDP: 14 Bcfe PUD: 28 Bcfe Additional FY11 Capex: $35-40 million

Marcellus Shale Western Development Area - Activity EOG Contributed JV Acreage SRC Contributed JV Acreage Seneca Operated EOG Operated Punxy Area - Full Development EOG Operated 30 Wells Drilled; 18 Producing Gross Production (As of 1/1/11): 32 MMCFD 2011: 30+ Wells Planned Owl's Nest Area Seneca Operated 3 Wells Drilled Optimizing Target Zone Approx. Outline of JV Acreage 200,000 Gross Acres Seneca 50% W.I. (Avg. 58% NRI)

Marcellus Shale Marcellus Net Production Seneca Operated EOG JV Marcellus net production at December 31, 2010 was: 90 MMcfe per day

Marcellus Shale Centralized Water System Recovering water discharged from an abandoned coal mine which was adversely impacting a local trout stream Authorized by SRBC to withdraw approximately 500,000 gallons per day of mine discharge Water pipeline system supplies frac water for Seneca in Tioga County (90 wells) Can supply water for 3 fracs per month System Cost: ~$3.7 Million Cost Savings: ~$120,000 per well Pay Out: 31 Wells Other Benefits: Improved stream quality Substantial reduction of water truck activity No need to withdraw water elsewhere

Marcellus Shale Wells Drilled per Year

Marcellus Shale Pre-Tax IRR Comparison Description EUR Well Cost ($ MM) Net Working Interest Net Revenue Interest Pre-Tax IRR (NYMEX - $/MMBtu) Pre-Tax IRR (NYMEX - $/MMBtu) Pre-Tax IRR (NYMEX - $/MMBtu) Description EUR Well Cost ($ MM) Net Working Interest Net Revenue Interest $4.00 $5.00 $6.00 Seneca Tioga County Wells at 18% Royalty 6 Bcf $5.2 100% 82% 49% 86% 100+% Seneca Mineral Fee Wells in EOG JV 4 Bcf $5.0 50% 60% 44% 71% 100+% Seneca Mineral Fee Wells - No Royalty 4 Bcf $5.0 100% 100% 28% 48% 71% Competitor Well with 15% Royalty Rate 4 Bcf $5.0 100% 85% 18% 33% 49%

Seneca Resources Evaluation of JV Opportunities Seneca has engaged Jefferies & Company to explore joint-venture opportunities across a broad portion of its acreage, with the following goals: Ramp up development faster than current aggressive growth plans Bring forward the earnings stream, where a minority-interest partner pays a significant portion of the early drilling costs, enhancing shareholder value Continue operating across most of its acreage position Seneca's unique Marcellus position provides a competitive advantage for a potential joint-venture partner: 800,000 net acres in PA - 745,000 in heart of the Marcellus Fairway Majority of acreage is held in fee, carrying no royalty and no lease expirations Large, contiguous acreage blocks allow for operating- and cost-efficiency Seneca will forgo joint-venture opportunities that do not enhance shareholder value when compared to its current growth plans

National Fuel Gas Company Seneca Oil and Gas Hedge Positions For fiscal year 2011, Seneca has hedged 54% of their remaining forecasted production NYMEX Strip Prices (at 01/31/11) Natural Gas Oil Fiscal 2011(1) $4.25 $89.60 Fiscal 2012 $4.89 $98.93 Fiscal 2013 $5.19 $99.18 The NYMEX strip prices for fiscal year 2011 include the settlement prices for the October 2010, November 2010, December 2010, January 2011 and February 2011 contracts. Natural Gas Swaps Volume (Bcf) Average Hedge Price Fiscal 2011 21.4 $6.07 / Mcf Fiscal 2012 19.3 $6.42 / Mcf Fiscal 2013 9.6 $5.90 / Mcf Oil Swaps Volume (MMBbl) Average Hedge Price Fiscal 2011 1.3 $70.93 / Bbl Fiscal 2012 1.4 $73.55 / Bbl Fiscal 2013 0.6 $80.47 / Bbl

National Fuel Gas Supply Corporation Empire Pipeline, Inc. National Fuel Gas Midstream Corporation Pipeline & Storage / Midstream

PIPELINE & STORAGE / MIDSTREAM EXPANSION INITIATIVES


TORONTO
KIRKWALL
UNION
CANADA
TCPL
EL PASO
Buffalo
Lake Erie
NY
PA
OH
CORNING
MILLENNIUM
OVERBECK
LEIDY
TRANSCO
TETCO
Pittsburgh
ROCKIES EXPRESS
CLARINGTON
NORTHERN ACCESS EXPANSION
TIOGA COUNTY EXTENSION PHASE I & II
LAMONT COMPRESSOR STATION PHASE I & II
COVINGTON GATHERING SYSTEM
TROUT RUN GATHERING SYSTEM
LINE "N" EXPANSION PHASE I & II
WEST TO EAST OVERBECK TO LEIDY
Seneca Drilling Activity
EOG JV Drilling Activity
Expansion Projects
Northern Access Expansion
W2E Overbeck to Leidy

41

Fiscal 2011 First Quarter Update - February 4, 2011

Pipeline & Storage/Midstream Expansion Initiatives Project Name Capacity (Dth/D) Est. CapEx In-Service Date Status Covington Gathering System 145,000 $16 MM 11/17/09 Completed - Flowing into TGP 300 Line Lamont Compressor Station 40,000 $6 MM 6/15/10 Completed - Flowing into TGP 300 Line Lamont Phase II Project 50,000 $7 MM ~ 07/2011 Executed precedent agreements. Line "N" Expansion Phase I 160,000 $23 MM ~ 09/2011 Construction commenced January 31, 2011. Tioga County Extension Phase I 350,000 $46 MM ~ 09/2011 Filed FERC 7(c) filing on August 23, 2010. Certificate expected during Fiscal 2nd Quarter. Trout Run Gathering System 250,000 $27 MM Fall 2011 Preliminary work has begun. Northern Access Project 320,000 $60 MM ~06/2012 Executed precedent agreement. Planned Certificate filing during Fiscal 2nd Quarter. Line "N" Expansion Phase II ~195,000 $40 MM ~ 11/2012 Executed precedent agreement for 150,000 Dth/day. Negotiating precedent agreement for and additional 30,000 Dth/day. Tioga County Extension Phase II ~260,000 Up to $135 MM ~09/2013 Open Season Closed - Currently evaluating bids and facilities. W2E Overbeck to Leidy ~425,000 $260 MM 2013 Pursuing post-Open Season requests for remaining 300,000 Dth/day

Pipeline & Storage

Challenges & Opportunities

Challenges

NFGSC Contract Turnbacks

Supply has received capacity turnbacks on expiring contracts, decreasing future revenue by:

FY11: ~$7.5 Million
FY12: ~$6.0 Million

Empire Unsold Capacity

~100,000 Dth/d of capacity remains unsold after the construction of the Empire Connector in 2008

Opportunities

Expansion Projects

Both Supply and Empire have significant pipeline expansion projects planned to transport gas out of the Marcellus. Yearly revenue from these expansion projects is forecasted to total:

FY11: ~$0.2 Million
FY12: ~$32.0 Million

43

Fiscal 2011 First Quarter Update - February 4, 2011

Midstream Corporation Trout Run Gathering System - Lycoming County Capacity: 250,000 Dth/d Will Interconnect with Transco Pipeline in Lycoming County Seneca Resources will be the primary shipper Estimated In-Service: Fall 2011 Interstate Pipeline Gathering System Transco

Utility Segment National Fuel Gas Distribution Corporation

New York Revenue Decoupling Customer Choice / POR Merchant Function Charge 90/10 Sharing (large volume users) Weather Normalization Low Income Rates Pennsylvania Low Income Rates Customer Choice / POR Merchant Function Charge Under Consideration: Revenue Decoupling Rate Mechanisms Utility

(1) Calculated using Average Total Comprehensive Shareholder Equity. Utility Return on Equity (1)

National Fuel Gas Company Key Takeaways High-Quality Marcellus Acreage Position 745,000 net acres with a resource potential of 8-15 Tcfe Recent well results validate the quality of our acreage Fee ownership results in superior economics Balanced Business Model Regulated segments support dividend and are not sensitive to commodity prices Sizable oil production provides earnings stability Strong Financial Position Simple balance sheet Well capitalized Significant internally generated cash flows

National Fuel

National Fuel Gas Company

2011 EPS Guidance & Sensitivity

NFG & Subsidiaries

Fiscal 2011

Preliminary Earnings per Share (Diluted) Guidance[(1)]

	Range
Consolidated Earnings	$2.75 - $3.00[(1)]

Earnings per Share Sensitivity to Changes from $4.00/MMBtu for natural gas and $80.00/Bbl for crude oil[(1)]

$1 change per MMBtu gas		$5 change per Bbl oil	
Increase	Decrease	Increase	Decrease
+$0.13	-$0.13	+$0.04	-$0.04

On February 3, 2011, the Company updated its fiscal 2011 earnings guidance utilizing flat commodity pricing of $4.00 per MMBtu for natural gas and $80.00 per Bbl for crude oil, and adjusting for basis differential

Seneca Resources Preliminary Production Guidance:
65 to 75 Bcfe

(1) *The preliminary earnings guidance and sensitivity table are current as of February 3, 2011. The sensitivity table only considers revenue from the Exploration and Production segment's crude oil and natural gas sales. The sensitivities will become obsolete with the passage of time, changes in Seneca's production forecast, changes in basis differentials, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity. For its fiscal 2011 updated earnings forecast, the Company is using flat commodity pricing of $4.00 per MMBtu for natural gas and $80.00 per Bbl for crude oil, and adjusting for basis differential.*

50

Fiscal 2011 First Quarter Update - February 4, 2011

National Fuel Gas Company Fiscal Year 2011 Earnings Guidance - Key Drivers FY 2011 EPS $2.75 to $3.00 Utility Operating Expense: ? 3% to 5% PA Normal Weather Pipeline & Storage Operating Expense: ? 3% to 5% Transportation Revenue: ? $7.5 Million Project Development Costs (O&M): $7 Million Exploration & Production Production - ? 40% DD&A: $2.05 to $2.15 per Mcfe LOE: $1.10 to $1.35 per Mcfe G&A: $41 - $44 Million FY2010 Operating Results $2.65(1) ? ? NYMEX Pricing: Gas: $4.00/MMBtu ? Oil: $80.00/Bbl Excludes gain on disposal of discontinued operations of $0.07 and earnings from discontinued operations of $0.01; including these items GAAP earnings were $2.73. Corporate & All Other Sale of Horizon Power, Inc. Investments: $0.34/Sh Midstream Earnings per Share: $0.05 to $0.10

National Fuel Gas Company Peer Group Comparisons 1-Year Total Return Peer Group Total Return National Fuel 75% Utility Peers 26% E&P Peers 0% Diversified Peers -6% 3-Year Total Return Peer Group Total Return National Fuel 148% Utility Peers 50% Diversified Peers 36% E&P Peers 29% 5-Year Total Return National Fuel's Diversified business model continues to generate long-term outperformance versus its peer groups by limiting downside risk through economically challenging times and capturing upside growth in an expanding market All returns are for the period starting at the close on February 3, 20XX and ending February 4, 2011. Calculated utilizing Bloomberg L.P. software and peer group averages calculated using an arithmetic mean Diversified Peers: EGN, EP, EQT, MDU, WMB; Utility Peers: AGL, ATO, CPK, NI, NJR, NWN, SWX, WGL; E&P Peers: BRY, CHK, CNX, COG, CRZO, EOG, PETD, PVA, RRC, SFY, SM, SWN, UNT Peer Group Total Return National Fuel 48% E&P Peers 27% Diversified Peers 26% Utility Peers 24%

Marcellus Shale Pennsylvania Acreage Holdings EOG Contributed JV Acreage SRC Contributed JV Acreage

National Fuel Gas Company Comparable GAAP Financial Measure Slides and Reconciliations This presentation contains certain non-GAAP financial measures. For pages that contain non-GAAP financial measures, pages containing the most directly comparable GAAP financial measures and reconciliations are provided in the slides that follow. The Company believes that its non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's operating results in a manner that is focused on the performance of the Company's ongoing operations. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures prepared in accordance with GAAP.

Reconciliation of GAAP Net Income to Income From Continuing Operations
     Excluding Items Impacting Comparability
     ($ Thousands)

				12 Mos. Ended
	FY 2008	FY 2009	FY 2010	12/31/2010
GAAP Net Income
E&P Segment GAAP Net Income	$146,612	$(10,238)	$112,531	$110,124
P&S Segment GAAP Net Income	54,148	47,358	36,703	34,927
Utility Segment GAAP Net Income	61,472	58,664	62,473	62,450
Marketing Segment GAAP Net Income	5,889	7,166	8,816	8,656
Corporate & All Other GAAP Net Income	607	(2,242)	5,390	3,801

Total GAAP Net Income	$268,728	$100,708	$225,913	$219,958

Discontinued Operations
(Income) Loss from Operations, Net of Tax (Corporate & All Other)	$(1,821)	$2,776	$(470)	$(196)
Gain on Disposal, Net of Tax (Corporate & All Other)	—	—	(6,310)	(6,310)
(Income) Loss from Operations, Net of Tax (Exploration & Production)	—	—	—	—
Gain on Disposal, Net of Tax (Exploration & Production)	—	—	—	—

(Income) Loss from Discontinued Operations, Net of Tax	$(1,821)	$2,776	$(6,780)	$(6,506)

Items Impacting Comparability
Reversal of reserve for preliminary project costs (P&S)	$—	$—	$—	$—
Resolution of purchased gas contingency (Marketing)	—	—	—	—
Discontinuance of hedge accounting (P&S)	—	—	—	—
Gain on sale of turbine (Corporate & All Other)	(586)	—	—	—
Gain on life insurance policies (Corporate & All Other)	—	(2,312)	—	—
Impairment of investment partnership (Corporate & All Other)	—	1,085	—	—
Impairment of oil and gas properties (E&P)	—	108,207	—	—

Total Items Impacting Comparability	$(586)	$106,980	$—	$—

Income from Continuing Operations excluding Items Impacting Comparability
E&P Segment Operating Income	$146,612	$97,969	$112,531	$110,124
P&S Segment Operating Income	54,148	47,358	36,703	34,927
Utility Segment Operating Income	61,472	58,664	62,473	62,450
Marketing Segment Operating Income	5,889	7,166	8,816	8,656
Corporate & All Other Operating Income	(1,800)	(693)	(1,390)	(2,705)

Total Income from Continuing Operations excluding Items Impacting Comparability	$266,321	$210,464	$219,133	$213,452

55	Fiscal 2011 First Quarter Update — February 4, 2011

Reconciliation of Segment Capital Expenditures to
     Consolidated Capital Expenditures
     ($ Thousands)

						FY 2011
	FY 2006	FY 2007	FY 2008	FY 2009	FY 2010	Forecast
Capital Expenditures from Continuing Operations
Exploration & Production Capital Expenditures	$166,535	$146,687	$192,187	$188,290	$398,174	$485,000-560,000
Pipeline & Storage Capital Expenditures	26,023	43,226	165,520	52,504	37,894	$100,000-150,000
Utility Capital Expenditures	54,414	54,185	57,457	56,178	57,973	$55,000-60,000
Marketing, Corporate & All Other Capital Expenditures	5,334	3,414	1,614	9,829	7,311	$25,000-30,000

Total Capital Expenditures from Continuing Operations	$252,306	$247,512	$416,778	$306,801	$501,352	$665,000-800,000

Capital Expenditures from Discountinued Operations
Exploration & Production Capital Expenditures	$41,768	$29,129	$—	$—	$—	$—
All Other Capital Expenditures	85	87	131	216	150

Total Capital Expenditures from Discontinued Operations	$41,853	$29,216	$131	$216	$150	$—

Plus (Minus) Accrued Capital Expenditures
Exploration & Production FY 2010 Accrued Capital Expenditures	$—	$—	$—	$—	$(55,546)	$—
Exploration & Production FY 2009 Accrued Capital Expenditures	—	—	—	(9,093)	9,093	—
Pipeline & Storage FY 2008 Accrued Capital Expenditures	—	—	(16,768)	16,768	—	—
All Other FY 2009 Accrued Capital Expenditures	—	—	—	(715)	715	—

Total Accrued Capital Expenditures	$—	$—	$(16,768)	$6,960	$(45,738)	$—

Elimintations	$—	$—	$(2,407)	$(344)	$—	$—

Total Capital Expenditures per Statement of Cash Flows	$294,159	$276,728	$397,734	$313,633	$455,764	$665,000-800,000

56	Fiscal 2011 First Quarter Update — February 4, 2011